Exhibit 99.1

Biotricity Delivers Strong Q3 Fiscal 2026 Performance, Growing Revenue Momentum and Expanding EBITDA

REDWOOD CITY, CA / February 11th, 2026 / Biotricity Inc. (OTCQB:BTCY) (“Biotricity” or the “Company”), an innovative Technology-as-a-Service (TaaS) company committed to transforming chronic condition detection and management with state-of-the-art remote patient monitoring solutions, today announced its financial results for its third quarter of fiscal 2026, ended December 31, 2025. Continuing its strong record of scalable revenue, the Company reported sustained revenue growth driven by increasing adoption of its remote cardiac monitoring solutions and improving operating efficiency.

Dr. Waqaas Al-Siddiq, Biotricity Founder & CEO, said, “The need for proactive chronic care management has never been greater. We’re proud to deliver our third consecutive quarter of positive EBITDA and net operating income, which reflects continued revenue growth, sustained margins, and disciplined operational execution. Over the next 30 years, cardiovascular disease is projected to impact over 60% of the population. This represents nearly $1.8 trillion in costs, even though up to 80% of cases are preventable with early intervention. We believe this underscores the urgent need to shift care from reactive treatment to proactive monitoring.

Biotricity is helping lead that transition by bringing clinical-grade, easy-to-use diagnostic solutions out of episodic care settings and into everyday life, where most meaningful health events occur. Our approach allows providers to extend care beyond traditional touchpoints so they can serve more patients and improve outcomes without adding additional workload. The strength of this model is reflected in our rapidly expanding digital ecosystem and high customer retention of 90+%. In just 2 years our app base has scaled from 4,500 to more than 44,000 users, and our network of over 2,500 providers that support 4,000,000 patients annually continues to grow.

Importantly, we’re on track to obtain FDA clearance for our groundbreaking AI clinical model in the coming months. Our Cardiac AI Cloud platform leverages more than two trillion anonymized heartbeats to enhance diagnostic accuracy, improving throughput. Combined with our automation and operational AI capabilities, our technologies enable us to scale efficiently and pass those efficiencies on to our customers. The result is higher-quality care, more patients served, and increased revenue opportunities for medical facilities, creating meaningful value across the care continuum with both providers and patients winning. By facilitating this, Biotricity is positioned for sustainable, long-term growth as customer satisfaction drives adoption and expansion, allowing us to continue to revolutionize the cardiac care landscape.”

Q3-FY26 Financial Highlights

●	Revenue increased 10.2% to $4 million from $3.6 million in the corresponding prior year period
●	Gross margin was 81.5% for the three months ended December 31, 2025, as compared to 76.4% in the corresponding prior year quarter; this is the result of expansion in the recurring technology fee revenue base, efficiencies gained using proprietary AI in operational automation, and improvement in monitoring and cloud cost structure.
●	Net loss decreased to $1.1 million, or $0.042 per share, from a net loss of $1.3 million, or $0.054 per share; this was a 13% improvement from the corresponding prior year quarter.

Operating Highlights for Q3-FY26 and the Future

●	Q3-FY26 recurring (TaaS) Technology Fees rose a robust 7.4% from the corresponding prior year period to $3.6 million, representing 91.2% of total revenue for Q3-FY26

●	The Company maintained its track record of strong customer retention, supported by the quality of its solutions, best-in-class customer support, and accuracy and ease-of-use of its diagnostic technology.
●	With approvals in Canada, Saudi Arabia, and Argentina, the Company continued to advance strategic regulatory approvals across international markets, laying the foundation for distribution partnerships.
●	Leveraging its seasoned sales force and strategic partnerships, the Company continued to expand its footprint across broader national markets, with penetration across thousands of cardiologists in hundreds of centers.

Full details of the Company’s financial results will be filed with the SEC on Form 10-K and available by visiting www.sec.gov.

Financial Results and Business Update Conference Call

Management will host a conference call on Wednesday, February 11th, 2026 at 4:30 p.m. ET  to discuss its financial results for fiscal third quarter of 2026 and provide a business update. Additional details are available under the Investor Relations section of the Company’s website: https://www.biotricity.com/investors/

Event: Biotricity Fiscal 2026 Third Quarter Financial Results and Business Update Call

Date: Wednesday February 11th, 2026

Time: 4:30pm ET (1:30pm PT)

Toll Free: 1-877-269-7751

International: 1-201-389-0908

Webcast URL: https://viavid.webcasts.com/starthere.jsp?ei=1751341&tp_key=10b4deecf5

Investors can begin accessing the webcast 15 minutes before the call, where an operator will register your name and organization. The call will be in listen-only mode.

A replay of the call will be available approximately three hours after the live call via the Investors section of the Biotricity website at https://www.biotricity.com/investors/.

Toll Free Replay Number: 1-844-512-2921

International: 1-412-317-6671

Replay Access ID: 13758520

Expiration: Wednesday February 25, 2026 at 11:59 PM ET

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic solutions for chronic conditions. The Company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

To learn more about the benefits of using Biotricity’s solutions, click here and here. For consumers interested in continuous, 24/7 clinical-grade monitoring at home with Bioheart, click here.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of any of the Company’s products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contacts

Investor Relations

Biotricity Investor Relations

Investors@biotricity.com

SOURCE: Biotricity, Inc.

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